Harry Quarls Joins ESS Board of Directors as Chairman
Energy industry veteran to further accelerate growth

WILSONVILLE, Ore. – August 29, 2023 - ESS Tech, Inc. (“ESS”) (NYSE: GWH), a leading manufacturer of long-duration energy storage (LDES) for commercial and utility-scale applications, today announced Harry Quarls has joined the ESS Board of Directors as Chairman. Michael Niggli, the ESS Founding Board Chairman, will remain on the board to assist with this transition and continue providing insights from his four decades as a utility executive.
With over 40 years of energy experience, Mr. Quarls brings considerable strategic, financial, transactional, and energy investing experience to ESS as the company continues to scale to meet global demand for LDES. Over his long and storied career, Quarls served as a Managing Director at Global Infrastructure Partners, leading their efforts in North American energy midstream investments, and as Managing Director and practice leader for Global Energy as well as a member of the board of directors at Booz & Company.
“We are thrilled to bring someone of Harry’s stature to the board of ESS,” said Niggli. “The company is making strong progress and delivering the energy storage products that customers need. Adding Harry to the team will prove invaluable as we continue to expand our capacity and scale to achieve the full market potential of our patented, safe and cost-effective long duration storage solutions.”
“Harry’s long career advising and leading successful, growing companies spans many pivotal transformations in the energy sector,” said Eric Dresselhuys, CEO of ESS. “Today, the industry is once again at a pivotal moment, and long-duration energy storage represents one of the most important growth opportunities in the global transition to clean energy. I look forward to Harry’s strategic thinking, global partnering and experience growing successful energy and infrastructure businesses as ESS scales to meet global demand.”
“The transition to new, cleaner forms of energy is already underway. As it accelerates in coming years, it is clear that the switch to renewable energy sources will require large volumes of long-duration energy storage to deliver the reliable, clean energy the world demands,” said Quarls. “ESS is perfectly positioned to meet this demand with proprietary technology that is readily scalable and which leverages flexible, accessible supply chains. I am excited to join ESS during this period of growth to drive world-class shareholder value.”
Mr. Quarls currently serves as Chairman of CHC Helicopter and Key Energy Services as well as a Director for Seadrill Ltd.  He has served in Leadership positions on numerous Boards including most recently FlexSteel Pipe, Mesquite Energy and EP Energy. He holds BS/ScM degrees in Chemical Engineering  from Tulane University and MIT, respectively,  and a M.B.A. from the Stanford Graduate School of Business.
About ESS
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long-duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining, and the wind is not blowing.
Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications.

Established in 2011, ESS Inc. enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.

Contacts:
Investors:
Erik Bylin
Investors@essinc.com

Media:
Morgan Pitts
503.568.0755
morgan.pitts@essinc.com

Forward-Looking Statements
This communication contains certain forward-looking statements regarding ESS and its management team’s expectations, hopes, beliefs, or intentions regarding the future. The words “estimate”, “expect”, “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the service of a new director, the Company’s ability to scale manufacturing capacity, achieve growth and implement cost strategies, and the potential customer base. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments. Many factors could cause actual future events to differ materially from such expectations, including, but not limited to, continuing supply chain issues; delays, disruptions, or quality control problems in the Company’s manufacturing operations; the Company’s ability to hire, train and retain an adequate number of manufacturing employees; issues related to customer acceptance of the Company’s products; as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2023, and its other filings filed with the SEC. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.